Exhibit 2.1

EXECUTION VERSION

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Amendment to Agreement and Plan of Merger (this “Amendment”) is entered into as of September 20, 2019, by and between Reven Housing REIT, Inc., a Maryland corporation (the “Company”), SOR PORT Holdings, LLC, a Maryland limited liability company (“Parent”) and SOR PORT, LLC, a Maryland limited liability company and wholly-owned subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties”).

RECITALS

WHEREAS, the Parties are all of the parties to that certain Agreement and Plan of Merger, dated as of August 30, 2019 (the “Merger Agreement”);

WHEREAS, pursuant to Section 8.2 of the Merger Agreement, at any time prior to the Effective Time, the Merger Agreement may be amended (except to the extent that any such amendment would violate the MGCL or the MLLCA) if, and only if, such amendment is in writing and signed by Parent, Merger Sub, and the Company; and

WHEREAS, the Parties wish to amend the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree, as follows:

1.                  Amendment to the Merger Agreement. Pursuant to Section 8.2 of the Merger Agreement, the Merger Agreement is hereby amended by deleting Exhibit C attached thereto in its entirety and replacing it with a new Exhibit C in the form attached hereto as Exhibit A.

2.                  Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

3.                  Effect of Amendment. The Merger Agreement is amended by this Amendment only as specifically provided in this Amendment, and the Merger Agreement, as so amended, shall continue in full force and effect. Each reference in the Merger Agreement to “this Agreement,” “the Merger Agreement,” “herein,” “hereof,” “hereunder” or words of similar import shall hereafter be deemed to refer to the Merger Agreement as amended by this Amendment (except that references in the Merger Agreement to the “date hereof,” “date of this Agreement,” “date of the Merger Agreement” or words of similar import shall continue to mean August 30, 2019). References to the Merger Agreement in this Amendment and in any ancillary agreements or documents delivered in connection with the Merger Agreement or contemplated thereby shall refer to the Merger Agreement, as amended by this Amendment.

4.                  Authorization and Validity. Each party to this Amendment hereby represents and warrants to the other parties hereto that: (a) such party has the requisite power and authority to execute and deliver this Amendment, to perform their obligations hereunder and to consummate the transactions contemplated hereby; (b) the execution and delivery of this Amendment has been duly and validly authorized by all necessary action of such party; and (c) this Amendment will be duly executed and delivered by such party and, assuming due execution and delivery by each of the other parties hereto, constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to the Bankruptcy and Equity Exception.

5.                  Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission or by email of a .pdf attachment will be effective as delivery of a manually executed counterpart of this Agreement.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the date first written above.

COMPANY:

Reven Housing REIT, Inc.

By: /s/ Chad M. Carpenter
Name: Chad M. Carpenter
Title: Chief Executive Officer

PARENT:

SOR PORT Holdings, LLC

By: SOR X ACQUISITION III, LLC,

as Sole Member

By: KBS SOR EQUITY HOLDINGS X LLC,

a Delaware limited liability company, its sole member

By: KBS SOR (BVI) HOLDINGS, LTD., a British Virgin Islands company limited by shares, its sole member

By: KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP, a Delaware limited partnership, its sole shareholder

By: KBS STRATEGIC OPPORTUNITY REIT, INC., a Maryland corporation, its sole general partner

By: /s/ Peter McMillan III

Name: Peter McMillan III

Title: Chairman of the Board and President

MERGER SUB:

SOR PORT, LLC

By: SOR PORT HOLDINGS, LLC,

as Sole Member

By: SOR X ACQUISITION III, LLC, a Delaware limited liability company, its sole member

By: KBS SOR EQUITY HOLDINGS X LLC,

a Delaware limited liability company, its sole member

By: KBS SOR (BVI) HOLDINGS, LTD., a British Virgin Islands company limited by shares, its sole member

By: KBS STRATEGIC OPPORTUNITY LIMITED PARTNERSHIP, a Delaware limited partnership, its sole shareholder

By: KBS STRATEGIC OPPORTUNITY REIT, INC., a Maryland corporation, its sole general partner

By: /Peter McMillan III

Name: Peter McMillan III

Title: Chairman of the Board and President

[Signature Page to Amendment]

EXHIBIT A
Form of Articles Supplementary

[See attached]